Exhibit 3.1

DEAN HELLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684 5708	FILED: 2590-2004 FEB 05 2004
Articles of Incorporation (PURSUANT TO NRS 78)

Important: Read attached instructions before completing form.		ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	BOOMERS’ CULTURAL DEVELOPMENT, INC.

2. Resident Agent Name and Street Address: (must be a Navada address where process may be served)	NEVADA AGENCY AND TRUST COMPANY	#19177
Name
	50 W LIBERTY ST STE 880	RENO	NEVADA	89501
	Street Address	City		Zip Code

	Optional Mailing Address	City	State	Zip Code

3. Shares: number of shares corporation authorized to issue		SEE ATTACHED
	Number of shares with par value:	75,000,000	Par value: $	0.001	Number of shares without par value:	–0–

4. Names & Addresses of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1.	LORENA JENSEN
Name
		10069 – 143 STREET	SURREY, B.C.	CANADA	V3T 4S9
		Street Address	City	State	Zip Code
2.
Name

		Street Address	City	State	Zip Code
3.
Name

		Street Address	City	State	Zip Code

5. Purpose: (optional see instructions)		The purpose of this Corporation shall be:
SEE ATTACHED

6. Names, Address and Signature of incorporator: (attach additional page if there is more than 1 incorporator)		AMANDA CARDINALLI
		Name	Signature
		50 W LIBERTY ST, STE 880	RENO	NV	89501
		Address	City	State	Zip Code

7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation.
JAN 20, 2004
	Authorized Signature of R.A. or On Behalf of R.A. Company			Date
AMANDA CARDINALLI, PRESIDENT

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State Form 76 ARTICLES.2003
Revised on: 09129/03

ARTICLES OF INCORPORATION

OF

BOOMERS’ CULTURAL DEVELOPMENT, INC.

* * * * *

The undersigned, acting as incorporator, pursuant to the provisions of the laws of the State of Nevada relating to private corporations, hereby adopts the following Articles of Incorporation:

ARTICLE ONE. [NAME]. The name of the corporation is:

BOOMERS’ CULTURAL DEVELOPMENT, INC.

ARTICLE TWO. [RESIDENT AGENT]. The initial agent for service of process is Nevada Agency and Trust Company, 50 West Liberty Street, Suite 880, City of Reno, County of Washoe, State of Nevada 89501.

ARTICLE THREE. [PURPOSES]. The purposes for which the corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America, and without limiting the generality of the foregoing, specifically:

I.          [OMNIBUS]. To have to exercise all the powers now or hereafter conferred by the laws of the State of Nevada upon corporations organized pursuant to the laws under which the corporation is organized and any and all acts amendatory thereof and supplemental thereto.

II.        [CARRYING ON BUSINESS OUTSIDE STATE]. To conduct and carry on its business or any branch thereof in any state or territory of the United States or in any foreign country in conformity with the laws of such state, territory, or foreign country, and to have and maintain in any state, territory, or foreign country a business office, plant, store or other facility.

III.       [PURPOSES TO BE CONSTRUED AS POWERS]. The purposes specified herein shall be construed both as purposes and powers and shall be in no wise limited or restricted by reference to, or inference from, the terms of any other clause in this or any other article, but the purposes and powers specified in each of the clauses herein shall be regarded as independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or of the general powers of the corporation; nor shall the expression of one thing be deemed to exclude another, although it be of like nature not expressed.

ARTICLE FOUR. [CAPITAL STOCK]. The corporation shall have authority to issue an aggregate of SEVENTY-FIVE MILLION (75,000,000) Common Capital Shares, ONE MILL ($0.001) PAR VALUE per share, for a total capitalization of SEVENTY-FIVE THOUSAND ($75,000.00) DOLLARS.

The holders of shares of capital stock of the corporation shall not be entitled to pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the corporation may now or hereafter be authorized to issue.

The corporation’s capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.

The stockholders shall not possess cumulative voting rights at all shareholders meetings called for the purpose of electing a Board of Directors.

ARTICLE FIVE. [DIRECTORS]. The affairs of the corporation shall be governed by a Board of Directors of no more than eight (8) nor less than one (1) person. The name and address of the first Board of Directors is:

NAME	ADDRESS

Lorena Jensen	10069 - 143 Street
Surrey, British Columbia V3T 4S9
Canada

ARTICLE SIX. [ASSESSMENT OF STOCK]. The capital stock of the corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to pay debts of the corporation, and no paid up stock and no stock issued as fully paid up shall ever be assessable or assessed.

ARTICLE SEVEN. [INCORPORATOR]. The name and address of the incorporator of the corporation is as follows:

NAME	ADDRESS

Amanda Cardinalli	50 West Liberty Street, Suite 880
Reno, Nevada 89501

ARTICLE EIGHT. [PERIOD OF EXISTENCE]. The period of existence of the corporation shall be perpetual.

ARTICLE NINE. [BY-LAWS]. The initial By-laws of the corporation shall be adopted by its Board of Directors. The power to alter, amend, or repeal the By-laws, or to adopt new By-laws, shall be vested in the Board of Directors, except as otherwise may be specifically provided in the By-laws.

ARTICLE TEN. [STOCKHOLDERS’ MEETINGS]. Meetings of stockholders shall be held at such place within or without the State of Nevada as may be provided by the By-laws of the corporation. Special meetings of the stockholders may be called by the President or any other executive officer of the corporation, the Board of Directors, or any member thereof, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at the meeting. Any action otherwise required to be taken at a meeting of the stockholders, except election of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders having at least a majority of the voting power.

ARTICLE ELEVEN. [CONTRACTS OF CORPORATION]. No contract or other transaction between the corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this corporation, and no act of this corporation shall in any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any director of this corporation, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of the corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this corporation, or a majority thereof; and any director of this corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation that shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

ARTICLE TWELVE. [LIABILITY OF DIRECTORS AND OFFICERS]. No director or officer shall have any personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this Article Twelve shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of the Nevada Revised Statutes.

IN WITNESS WHEREOF, the undersigned incorporator has hereunto affixed her signature at Reno, Nevada this 20th day of January, 2004.

AMANDA CARDINALLI

DEAN HELLER Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684 5708 Website: secretaryofstate.biz

Resident Agent Acceptance

General instructions for this form: 1. Please print legibly or type; Black Ink Only. 2. Complete all fields. 3. Ensure that document is signed in signature field.	ABOVE SPACE IS FOR OFFICE USE ONLY

In the matter of	BOOMERS’ CULTURAL DEVELOPMENT, INC.
(Name of business entity)

I,	NEVADA AGENCY & TRUST COMPANY
(Name of resident agent)

hereby state that on	JAN 20, 2004	I accepted the appointment as resident agent for the above named business entity.
(Date)

The street address of the resident agent in this state is as follows:

50 WEST LIBERTY STREET			SUITE 880
Physical Street Address			Suite number

RENO	,	NEVADA	89509
City			Zip Code

Optional:

Additional Mailing Address			Suite number
,
City		State	Zip Code

Signature:
JANUARY 20, 2004
Authorized Signature of R.A. or On Behalf of R.A. Company			Date

AMANDA CARDINALLI – PRESIDENT